Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2006 Earnings

•	Assets Under Management Reach a Record $222 Billion

•	Equity and Fixed-Income Assets Reach $60 Billion

•	Board declares quarterly dividend of $0.18

(PITTSBURGH, Pa., October 26, 2006) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.43 for the quarter ended Sept. 30, 2006. Federated’s Q3 2006 financial results include a charge of $2.3 million pre-tax, or $0.01 per share after tax, related to the estimated cost of distributing Federated’s 2005 regulatory settlement amount. For Q3 2005, Federated reported EPS of $0.60, which included the recognition of an insurance reimbursement of $23.6 million, or $0.14 per share after tax. For the nine months ended Sept. 30, 2006, Federated reported EPS of $1.29 compared to $1.01 for the same period in 2005.

Federated’s income from continuing operations was $45.2 million for Q3 2006 compared to $64.8 million for Q3 2005. For the nine months ended Sept. 30, 2006, income from continuing operations was $137.9 million compared to $109.6 million for the same period in 2005.

Federated’s total managed assets reached a record $222.7 billion at Sept. 30, 2006, up $15.3 billion or 7 percent from $207.4 billion at Sept. 30, 2005 and up $12.2 billion or 6 percent from the $210.5 billion reported at June 30, 2006. Through its mutual funds and separately managed accounts, Federated managed a record $59.9 billion in equity and fixed-income assets as of Sept. 30, 2006, a $6.4 billion or 12 percent increase from $53.5 billion as of Sept. 30, 2005. Average managed assets for Q3 2006 were $219.7 billion, up $11.6 billion or 6 percent from $208.1 billion reported for Q3 2005 and up $5.8 billion or 3 percent from $213.9 billion in average managed assets reported for Q2 2006. Early in Q3 2006, Federated completed the acquisition of the $6.7 billion quantitative equity firm MDTA LLC. MDTA assets increased to $7.1 billion at Sept. 30, 2006.

“During the quarter, Federated’s equity assets under management grew by nearly $8 billion to over $38 billion at the end of the quarter due to our acquisition of MDTA, improving equity product sales and market appreciation,” said President and CEO J. Christopher Donahue. “In addition, Federated grew its money market assets under management as demand increased among broker/dealer and trust clients. With a backdrop of a more favorable interest rate environment, we believe that we will continue to grow money market assets over time.”

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q3 Earnings

Oct. 26, 2006

During Q3 2006, Federated purchased 787,221 shares of class B common stock for $23.1 million. The board of directors declared a quarterly dividend of $0.18 per share. The dividend is payable on Nov. 15, 2006 to shareholders of record as of Nov. 8, 2006.

Federated’s equity assets were a record $38.3 billion at Sept. 30, 2006, up $8.6 billion or 29 percent from $29.7 billion at Sept. 30, 2005 and up $7.8 billion or 26 percent from $30.5 billion at June 30, 2006. Federated’s top selling equity mutual funds on a net basis were: Federated Strategic Value Fund, Federated Market Opportunity Fund, Federated Kaufmann Small Cap Fund, MDT All Cap Core Fund and MDT Balanced Fund.

Federated’s fixed-income assets were $21.7 billion at Sept. 30, 2006, down $2.1 billion or 9 percent from $23.8 billion at Sept. 30, 2005 and down slightly from June 30, 2006. Federated’s top selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund, Federated Total Return Government Bond Fund, Federated International High Income Fund and Federated Municipal High Yield Advantage Fund, Inc.

Money market assets in both funds and separate accounts were $162.8 billion at Sept. 30, 2006, up $8.8 billion or 6 percent from $154.0 billion at Sept. 30, 2005 and up $4.5 billion or 3 percent from $158.3 billion at June 30, 2006. Money market mutual fund assets were $146.8 billion at the end of Q3 2006, up $7.2 billion or 5 percent from $139.6 billion at Sept. 30, 2005 and up $4.8 billion or 3 percent from $142.0 billion at June 30, 2006. Average money market mutual fund assets were $145.8 billion for Q3 2006, up $5.7 billion or 4 percent from $140.1 billion for Q3 2005 and up $2.0 billion or 1 percent from $143.8 billion for Q2 2006.

Financial Summary

For Q3 2006, revenue increased $5.9 million or 3 percent to $243.9 million compared to $238.0 million for the same quarter last year, primarily due to Federated’s acquisition of MDTA LLC in July. For Q3 2006, Federated derived 47 percent of its revenue from money market assets, 39 percent from equity assets, 13 percent from fixed-income assets and 1 percent from other products and services. Revenue for the first nine months of 2006 increased $61.5 million or 9 percent to $719.1 million compared to $657.6 million for the first nine months of 2005, primarily due to the acquisition of the cash management business of Alliance Capital Management L.P. ($43.2 million); the acquisition of MDTA LLC ($6.8 million); and increases in average equity ($20.0 million) and money market ($18.2 million) assets under management, offset by a decrease in fixed-income assets ($14.8 million) under management. For YTD 2006, Federated derived 47 percent of its revenue from money market assets, 39 percent from equity assets, 13 percent from fixed-income assets and 1 percent from other products.

Operating expenses for Q3 2006 increased by $39.1 million or 30 percent to $170.0 million compared to $130.9 million for Q3 2005. Operating expenses for Q3 2005 included the recognition of a $23.6 million

Federated Reports Q3 Earnings

Oct. 26, 2006

insurance reimbursement related to costs incurred for various legal, regulatory and compliance matters. For Q3 2006, as compared to Q3 2005, other increases to operating expenses were caused primarily by the marketing and distribution expenses related to the acquisition of MDTA LLC ($5.8 million) and increased money market ($5.3 million) and equity ($1.2 million) assets. For YTD 2006, operating expenses increased by $47.2 million or 11 percent to $495.4 million compared to $448.2 million for the same period last year. Increases in YTD 2006 operating expenses, as compared to YTD 2005, were caused primarily by the above-mentioned insurance reimbursement; the Alliance acquisition ($37.9 million); the marketing and distribution expenses related to increased equity ($4.3 million) and money market ($12.9 million) assets; and the acquisition of MDTA LLC ($5.8 million). These increases were partially offset by the $55.6 million of regulatory settlement expense, which was recorded in the first half of 2005.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 27, 2006. Investors are invited to listen to Federated’s Q3 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Nov. 3, 2006 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 7815144.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $222.7 billion in assets as of Sept. 30, 2006. With 149 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, August 2006. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to interest rates and growth of money market assets, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks are the uncertainty of interest rate changes and the ability of the company to grow money market assets as a result of such changes, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling and Federated MDTA LLC, both registered investment advisors.

Federated Reports Q3 Earnings

Oct. 26, 2006

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Sept. 30,		% Change Q3 2005 to Q3 2006	Quarter Ended June 30, 2006	% Change Q2 2006 to Q3 2006
	2006	2005
Revenue
Investment advisory fees, net	$153,713	$148,284	4%	$146,487	5%
Administrative service fees, net	36,864	36,061	2	36,082	2
Other service fees, net	51,813	51,867	(0)	52,099	(1)
Other, net	1,545	1,757	(12)	1,738	(11)

Total Revenue	243,935	237,969	3	236,406	3

Operating Expenses
Compensation and related	48,099	44,868	7	44,780	7
General and administrative
Marketing and distribution	72,172	64,818	11	70,430	2
Professional service fees	10,040	(15,135)	166	8,422	19
Office and occupancy	5,917	3,560	66	4,976	19
Systems and communications	5,757	4,552	26	4,952	16
Advertising and promotional	3,650	4,732	(23)	3,794	(4)
Travel and related	2,900	2,959	(2)	3,346	(13)
Other	3,460	3,546	(2)	2,898	19

Total general and administrative	103,896	69,032	51	98,818	5
Amortization of deferred sales commissions	12,600	12,947	(3)	13,018	(3)
Amortization of intangible assets	5,389	4,035	34	4,220	28

Total Operating Expenses	169,984	130,882	30	160,836	6

Operating Income	73,951	107,087	(31)	75,570	(2)

Nonoperating (Expenses) Income
Investment income, net	1,958	2,448	(20)	3,074	(36)
Debt expense––recourse	(157)	(82)	91	(65)	142
Debt expense––nonrecourse	(1,846)	(4,327)	(57)	(2,019)	(9)
Other, net	—	103	(100)	(1)	(100)

Total Nonoperating (Expenses) Income, net	(45)	(1,858)	(98)	989	(105)

Minority interest	1,359	2,563	(47)	1,333	2

Income from continuing operations before income taxes	72,547	102,666	(29)	75,226	(4)
Income tax provision	27,383	37,833	(28)	28,570	(4)

Income from continuing operations	45,164	64,833	(30)	46,656	(3)

Discontinued operations, net of tax*	445	(1,166)	138	3,265	(86)

Net Income	$45,609	$63,667	(28)%	$49,921	(9)%

Earnings Per Share—Basic
Income from continuing operations	$0.44	$0.61	(28)%	$0.44	0%
Income (loss) from discontinued operations*	$0.00	$(0.01)	100	$0.03	(100)%

Net Income**	$0.44	$0.60	(27)%	$0.48	(8)%

Earnings Per Share—Diluted
Income from continuing operations	$0.43	$0.60	(28)%	$0.44	(2)%
Income (loss) from discontinued operations*	$0.00	$(0.01)	100	$0.03	(100)%

Net Income	$0.43	$0.59	(27)%	$0.47	(9)%

Weighted-average shares outstanding
Basic	103,587	106,109		104,923

Diluted	105,342	108,236		107,078

Dividends declared per share	$0.180	$0.150		$0.180

*	Discontinued operations primarily reflects the after-tax gain on the sale of Federated’s trade-clearing business of $0.6 million and $3.2 million in Q3 and Q2 2006 respectively. Discontinued operations in Q3 2005 primarily reflects the after-tax loss on the sale of InvestLink Technologies, Inc. ($1.7 million) partially offset by operating income for Federated’s trade-clearing business ($0.7 million).
**	May not sum due to rounding.

Federated Reports Q3 Earnings

Oct. 26, 2006

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Nine Months Ended Sept. 30,		% Change
	2006	2005
Revenue
Investment advisory fees, net	$448,254	$422,052	6%
Administrative service fees, net	109,045	98,843	10
Other service fees, net	156,789	131,026	20
Other, net	5,035	5,725	(12)

Total Revenue	719,123	657,646	9

Operating Expenses
Compensation and related	142,456	130,938	9
General and administrative
Marketing and distribution	212,617	153,828	38
Professional service fees	26,050	125	20,740
Office and occupancy	16,419	14,223	15
Systems and communications	15,465	14,091	10
Advertising and promotional	11,396	12,241	(7)
Travel and related	8,860	8,573	3
Settlement expense	—	55,550	(100)
Other, net	9,206	9,074	1

Total general and administrative	300,013	267,705	12
Amortization of deferred sales commissions	39,126	39,486	(1)
Amortization of intangible assets	13,835	10,039	38

Total Operating Expenses	495,430	448,168	11

Operating Income	223,693	209,478	7

Nonoperating Income (Expenses)
Investment income, net	8,245	5,852	41
Debt expense––recourse	(287)	(256)	12
Debt expense––nonrecourse	(6,017)	(13,358)	(55)
Other, net	(2)	51	(104)

Total Nonoperating Income (Expenses), net	1,939	(7,711)	125

Minority interest	4,193	7,491	(44)

Income from continuing operations before income taxes	221,439	194,276	14
Income tax provision	83,533	84,652	(1)

Income from continuing operations	137,906	109,624	26

Discontinued operations, net of tax*	6,545	(1,168)	660

Net Income	$144,451	$108,456	33%

Earnings Per Share—Basic
Income from continuing operations	$1.32	$1.03	28%
Income (loss) from discontinued operations*	$0.06	$(0.01)	700%

Net Income	$1.38	$1.02	35%

Earnings Per Share—Diluted
Income from continuing operations	$1.29	$1.01	28%
Income (loss) from discontinued operations*	$0.06	$(0.01)	700%

Net Income	$1.35	$1.00	35%

Weighted-average shares outstanding
Basic	104,711	106,116
Diluted	106,843	108,139

Dividends declared per share	$0.510	$0.425

*	Discontinued operations for YTD 2006 reflects the after-tax gain on the sale of Federated’s trade-clearing business ($3.7 million), the reversal of a related deferred tax asset valuation allowance ($1.8 million) and after-tax operating income ($1.0 million) of Federated’s trade-clearing operations. Discontinued operations for YTD 2005 primarily reflects the after-tax loss on the sale ($1.7 million) and after-tax operating loss ($1.1 million) of InvestLink Technologies, Inc., partially offset by after-tax operating income of Federated’s trade-clearing operations ($1.8 million).

Federated Reports Q3 Earnings

Oct. 26, 2006

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2006	Dec. 31, 2005
Assets
Cash, restricted cash and other short-term investments	$113,520	$284,805
Other current assets	63,177	61,618
Deferred sales commissions, net	123,376	157,562
Intangible assets, net, and goodwill	489,709	370,026
Other long-term assets	26,221	22,610

Total Assets	$816,003	$896,621

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$119,492	$166,300
Long-term debt—nonrecourse	124,294	159,784
Other long-term liabilities and minority interest	37,719	30,208
Shareholders’ equity excluding treasury stock	1,186,283	1,090,915
Treasury stock	(651,785)	(550,586)

Total Liabilities, Minority Interest and Shareholders’ Equity	$816,003	$896,621

Federated Reports Q3 Earnings

Oct. 26, 2006

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2005	2006	2005
Equity Funds
Beginning assets	$26,488	$25,573	$26,031	$25,951

Sales	1,457	1,150	4,450	3,838
Redemptions	(1,610)	(1,854)	(5,291)	(4,870)

Net redemptions	(153)	(704)	(841)	(1,032)
Net exchanges	(7)	(3)	8	25
Acquisition related	267	142	643	142
Other*	576	1,090	1,330	1,012

Ending assets	$27,171	$26,098	$27,171	$26,098

Fixed-Income Funds
Beginning assets	$17,967	$20,237	$19,037	$21,137

Sales	1,039	1,166	3,448	4,038
Redemptions	(1,453)	(1,609)	(4,875)	(5,652)

Net redemptions	(414)	(443)	(1,427)	(1,614)
Net exchanges	(5)	(24)	(58)	(65)
Acquisition related	34	0	34	50
Other*	430	(26)	426	236

Ending assets	$18,012	$19,744	$18,012	$19,744

*	Includes the approximate effect of changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

Three Months Ended Sept. 30, 2006
Equity Separate Accounts
Beginning assets	$4,035

Net customer flows**	201
Acquisition related	6,420
Other**	449

Ending assets	$11,105

Fixed-Income Separate Accounts
Beginning assets	$3,708

Net customer flows**	(170)
Acquisition related	0
Other**	109

Ending assets	$3,647

*	Includes separately managed accounts (SMA), institutional accounts and sub-advised funds (variable annuity and other).
**	For certain accounts, Net Customer Flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other and the impact of Acquisition Related. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Prior period data is not available for Changes in Equity and Fixed-Income Separate Account Assets.

Federated Reports Q3 Earnings

Oct. 26, 2006

(in millions)

MANAGED ASSETS	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005
By Asset Class
Equity	$38,276	$30,523	$31,552	$29,785	$29,650
Fixed-income	21,659	21,675	22,342	23,017	23,800
Money market	162,808	158,319	163,604	160,621	153,985

Total Managed Assets	$222,743	$210,517	$217,498	$213,423	$207,435

By Market*
Wealth Management & Trust	$102,878	$100,935	$107,885	$105,918	$101,980
Broker/Dealer	95,144	84,316	82,969	82,886	82,171
Global Institutional	18,905	19,507	20,441	18,592	17,300
Other	5,816	5,759	6,203	6,027	5,984

Total Managed Assets	$222,743	$210,517	$217,498	$213,423	$207,435

By Product Type
Mutual Funds:
Equity	$27,171	$26,488	$27,567	$26,031	$26,098
Fixed-income	18,012	17,967	18,579	19,037	19,744
Money market	146,841	142,023	145,978	145,289	139,621

Total Fund Assets	$192,024	$186,478	$192,124	$190,357	$185,463

Separate Accounts:
Equity	$11,105	$4,035	$3,985	$3,754	$3,552
Fixed-income	3,647	3,708	3,763	3,980	4,056
Money market	15,967	16,296	17,626	15,332	14,364

Total Separate Accounts	$30,719	$24,039	$25,374	$23,066	$21,972

Total Managed Assets	$222,743	$210,517	$217,498	$213,423	$207,435

	Quarter Ended
AVERAGE MANAGED ASSETS	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005
By Asset Class
Equity	$36,429	$30,976	$30,696	$29,386	$29,542
Fixed-income	21,685	21,986	22,743	23,248	24,102
Money market	161,558	160,977	164,061	157,433	154,416

Total Avg. Assets	$219,672	$213,939	$217,500	$210,067	$208,060

By Product Type
Mutual Funds:
Equity	$26,550	$27,000	$26,779	$25,760	$26,043
Fixed-income	18,023	18,244	18,874	19,249	20,007
Money market	145,840	143,794	146,096	143,691	140,060

Total Avg. Fund Assets	$190,413	$189,038	$191,749	$188,700	$186,110

Separate Accounts:
Equity	$9,879	$3,976	$3,917	$3,626	$3,499
Fixed-income	3,662	3,742	3,869	3,999	4,095
Money market	15,718	17,183	17,965	13,742	14,356

Total Avg. Separate Accts.	$29,259	$24,901	$25,751	$21,367	$21,950

Total Avg. Assets	$219,672	$213,939	$217,500	$210,067	$208,060

	Quarter Ended
ADMINISTERED ASSETS	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005
Period End	$18,423	$18,224	$18,555	$18,271	$18,632
Average	$18,236	$18,298	$18,494	$17,908	$18,020

*	Federated’s market definitions changed as of Jan. 1, 2006. Channels that had been included in the former Institutional market are now included in the Broker/Dealer and the Wealth Management & Trust markets.